      As filed with the Securities and Exchange Commission on May 27, 1999.

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                            ------------------------

               DELAWARE                                          13-3532643
     (State or Other Jurisdiction                             (I.R.S. Employer
   of Incorporation or Organization)                         Identification No.)


                         7000 FANNIN STREET, SUITE 1920
                              HOUSTON, TEXAS 77030
                    (Address of Principal Executive Offices)

                            ------------------------

                         TEXAS BIOTECHNOLOGY CORPORATION
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                            ------------------------


     Name, Address and Telephone                Copy of Communications to:
    Number of Agent for Service:

         STEPHEN L. MUELLER                           ROBERT G. REEDY
  TEXAS BIOTECHNOLOGY CORPORATION                 PORTER & HEDGES, L.L.P.
   7000 FANNIN STREET, SUITE 1920            700 LOUISIANA STREET, SUITE 3500
        HOUSTON, TEXAS 77030                     HOUSTON, TEXAS 77002-2370
           (713) 796-8822                             (713) 226-0600


                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                              PROPOSED MAXIMUM       PROPOSED
TITLE OF SECURITIES                          AMOUNT TO           OFFERING        MAXIMUM AGGREGATE      AMOUNT OF
 TO BE REGISTERED                         BE REGISTERED(1)   PRICE PER SHARE(2)   OFFERING PRICE(2)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.005 per share     1,000,000              $3.751            $3,751,000           $1,043
=====================================================================================================================


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan and an automatic quarterly adjustment mechanism provided thereunder.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on the American Stock Exchange on May 25, 1999, $3.751. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of the following documents filed by Texas Biotechnology Corporation, a Delaware corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission ("Commission") are incorporated into this registration statement ("Registration Statement") by reference:

         (1) The Company's annual report on Form 10-K for the year ended December 31, 1998, as filed on March 30, 1999, and as amended by its report on Form 10-K/A-1 filed on April 1, 1999.

         (2) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, as filed on May 14, 1999.

         (3) The description of the Company's common stock, par value $.005 per share ("Common Stock"), which is contained in the Company's Registration Statement on Form 8-A effective December 15, 1993 (Commission File No. 1-12574), as amended by the Company's proxy materials dated April 22, 1994 and April 4, 1996 relating to its 1994 and 1996 annual shareholders' meetings, respectively.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. The Company will provide without charge to each participant in the Company's 1999 Stock Incentive Plan, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

     ITEM 4. DESCRIPTION OF SECURITIES

             Not Applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not Applicable.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

         As permitted by the DGCL, the Company's Bylaws provide that it will indemnify the directors, officers, employees and agents of the Company against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, the Company's Certificate of Incorporation, as amended, indemnifies the directors, officers, employees and agents of the Company to the maximum extent permitted by the DGCL. The Company has also entered into Indemnification Agreements with its officers and directors providing for indemnification to the maximum extent permitted under the DGCL. The Company has director and officer liability insurance policies that provide coverage of up to $5.0 million except that no current coverage is provided for any liabilities arising from the existing lawsuits. The existing lawsuits are covered under prior policies.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

             Not Applicable.

ITEM 8.       EXHIBITS


  EXHIBIT
     NO.                          DESCRIPTION
------------               --------------------------

    4.1 1999 Stock Incentive Plan effective as of March 2, 1999 (Incorporated by reference to Exhibit 10.71 to the Company's Form 10-Q (File No. 1-12574) filed with the Commission on May 14, 1999).

    4.2 Article Fourth and Ninth of the Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company's Form 10 (File No. 0-20117) effective June 26, 1992, as amended).

    4.3 Article Fourth of the Amendment to the Certificate of Incorporation dated November 30, 1993 (Incorporated by reference to Exhibit 3.4 to the Company's Form 10-Q (File No. 0-20117) filed with the Commission on November 14, 1994).

    4.4 Article Fourth of the Amendment to the Certificate of Incorporation dated May 20, 1994 (Incorporated by reference to
             Exhibit 3.5 to the Company's Form 10-Q (File No. 0-20117) filed with the Commission on November 14, 1994).

    4.5 Article Fourth of the Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to Exhibit 3.6 to the Company's Form 10-Q (File No. 1-12574) for the quarter ended June 30, 1996).

    4.6 Article II of the Amended and Restated By-laws (Incorporated by reference to Exhibit 3.7 to the Company's Form 10-Q (File No. 1-12574) for the quarter ended September 30, 1996).

    5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).

    23.1     Consent of KPMG LLP (filed herewith).

    23.2     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

    24.1 Power of Attorney (included on signature page of this Registration Statement).


     ITEM 9. UNDERTAKINGS

         (a)  Undertaking to Update

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Undertaking With Respect to Documents Incorporated by Reference

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Undertaking With Respect to Indemnification

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. McWilliams and Stephen L. Mueller, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of May, 1999.

                               TEXAS BIOTECHNOLOGY CORPORATION


                               By:         /s/ STEPHEN L. MUELLER
                                  ---------------------------------------------
                                               Stephen L. Mueller
                                   Vice President, Finance and Administration,
                                              Secretary and Treasurer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 27th day of May, 1999.




         SIGNATURE                                TITLE
         ---------                                -----

  /s/ JOHN M. PIETRUSKI                          Chairman of the Board of Directors
----------------------------------
      John M. Pietruski

  /s/ DAVID B. MCWILLIAMS
----------------------------------                Director, President and Chief Executive Officer
      David B. McWilliams                         (Principal Executive Officer)


                                                  Director and Vice President, Research
----------------------------------
      Richard A.F. Dixon, Ph.D.

  /s/ STEPHEN L. MUELLER
----------------------------------                Vice President, Finance and Administration, Secretary
      Stephen L. Mueller                          and Treasurer (Principal Financial and Accounting
                                                  Officer)

  /s/ RON J. ANDERSON                             Director
----------------------------------
      Ron J. Anderson, M.D.

  /s/ FRANK C. CARLUCCI                           Director
----------------------------------
      Frank C. Carlucci




Signature                           Title
---------                           -----
/s/ ROBERT J. CRUIKSHANK            Director
--------------------------------
Robert J. Cruikshank

/s/ JAMES A. THOMSON                Director
--------------------------------
James A. Thomson, Ph.D.

/s/ JAMES T. WILLERSON              Director
--------------------------------
James T. Willerson, M.D.

/s/ SUZANNE OPARIL                  Director
--------------------------------
Suzanne Oparil, M.D.

                                INDEX TO EXHIBITS



 EXHIBIT
   NO.                             DESCRIPTION
--------                    --------------------------

   4.1 1999 Stock Incentive Plan effective as of March 2, 1999 (Incorporated by reference to Exhibit 10.71 to the Company's Form 10-Q (File No. 1-12574) filed with the Commission on May 14, 1999).

   4.2 Article Fourth and Ninth of the Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company's Form 10 (File No. 0-20117) effective June 26, 1992, as amended).

   4.3 Article Fourth of the Amendment to the Certificate of Incorporation dated November 30, 1993 (Incorporated by reference to Exhibit 3.4 to the Company's Form 10-Q (File No. 0-20117) filed with the Commission on November 14, 1994).

   4.4 Article Fourth of the Amendment to the Certificate of Incorporation dated May 20, 1994 (Incorporated by reference to
            Exhibit 3.5 to the Company's Form 10-Q (File No. 0-20117) filed with the Commission on November 14, 1994).

   4.5 Article Fourth of the Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to Exhibit 3.6 to the Company's Form 10-Q (File No. 1-12574) for the quarter ended June 30, 1996).

   4.6 Article II of the Amended and Restated By-laws (Incorporated by reference to Exhibit 3.7 to the Company's Form 10-Q (File No. 1-12574) for the quarter ended September 30, 1996).

   5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).

   23.1     Consent of KPMG LLP (filed herewith).

   23.2     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

   24.1 Power of Attorney (included on signature page of this Registration Statement).